Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS




The Board of Directors and Shareholders
Washington Trust Bancorp, Inc.:


We consent to the incorporation by reference in the Registration Statements on Form S-8 of our report dated January 16, 1996, relating to the consolidated balance sheets of Washington Trust Bancorp, Inc. and subsidiary (the Corporation) as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of Washington Trust Bancorp, Inc. Our report indicates that the Corporation adopted a new method of accounting for certain debt and equity securities effective January 1, 1994, and a new method of accounting for income taxes effective January 1, 1993.


                                                          KPMG Peat Marwick LLP

                                                          KPMG Peat Marwick LLP

Providence, Rhode Island
October 1, 1996